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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K/A
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2006
(Date of Report)
_____________________

Sovran Acquisition Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	0-24071	16-1481551

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street Buffalo, New York 14221 (Address of principal executive offices) (Zip Code) (716) 633-1850 (Registrant's telephone number, including area code) _____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed in a June 26, 2006 8-K filing, on June 22, 2006 Sovran Self Storage, Inc. (the "Company"), through Sovran Acquisition Limited Partnership (the "Operating Partnership") acquired 20 self-storage facilities (the "Properties") from Cornerstone Development Corporation, a Dallas based real estate company, and related entities (the "Cornerstone Group") for an aggregate purchase price of $87,000,000 pursuant to a Purchase Agreement, dated February 7, 2006, by and among the Operating Partnership and the Cornerstone Group (the "Purchase Agreement") and a Supplemental Agreement, dated February 23, 2006, by and among the Operating Partnership and the Cornerstone Group (the "Supplemental Agreement"). The Company and the Operating Partnership incurred fees and expenses of approximately $3,000,000 in connection with the acquisition of the Properties.

Copies of the Purchase Agreement, the Supplemental Agreement, the 2006 Note Purchase Amendment, the Revolving Credit Amendment and the 2003 Note Purchase Amendment were attached as Exhibits 10.30, 10.31, 10.32, 10.33 and 10.34 to the 8-K filed June 26, 2006 by the Company. The foregoing description of those documents does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

This report on Form 8-K/A amends the report on Form 8-K of Sovran Acquisition Limited Partnership (the "Operating Partnership"), dated June 26, 2006, to provide certain financial information required by Item 9.01 in connection with the acquisition of 20 self-storage facilities from Cornerstone Development Corporation on June 22, 2006. In addition, the Operating Partnership completed acquisitions of other self-storage facilities during 2006 and 2005 and is including their results in the unaudited pro forma financial information.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements Applicable to Real Estate Properties Acquired		Page

	*	Report of Independent Registered Public Accounting Firm	4

	*	Cornerstone Acquisition Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006.	5

	*	Cornerstone Acquisition Facilities Notes to Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006.	6-7

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Report of Independent Registered Public Accounting Firm

The Board of Directors and Partners of Sovran Acquisition Limited Partnership

We have audited the accompanying Historical Summary of Gross Revenue and Direct Operating Expenses of twenty self-storage facilities (the "Cornerstone Acquisition Facilities") as described in Note 1, for the year ended December 31, 2005. This Historical Summary is the responsibility of the Company's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. We were not engaged to perform an audit of the Cornerstone Acquisition Facilities' internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Cornerstone Acquisition Facilities' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the basis of accounting used and significant estimates made by management, and evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Sovran Acquisition Limited Partnership as described in Note 1, and is not intended to be a complete presentation of the Cornerstone Acquisition Facilities' revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross revenue and direct operating expenses described in Note 1 of the Cornerstone Acquisition Facilities for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Buffalo, New York

August 25, 2006

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HISTORICAL SUMMARIES OF GROSS REVENUE
AND DIRECT OPERATING EXPENSES

CORNERSTONE ACQUISITION FACILITIES

(dollars in thousands)	Three months ended March 31, 2006 (unaudited)	Year ended December 31, 2005

Revenues:
Rental income	$ 2,604	$ 9,610
Other operating income	26	137
Total operating revenues	2,630	9,747

Direct Operating Expenses:
Property operations and maintenance	712	2,908
Real estate taxes	389	1,493
Total direct operating expenses	1,101	4,401

Revenue in excess of direct operating expenses	$ 1,529	$ 5,346

See notes to Historical Summaries.

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CORNERSTONE ACQUISITION FACILITIES
NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
OPERATING EXPENSES

1.	Basis of Presentation

On June 22, 2006, Sovran Acquisition Limited Partnership (the "Operating Partnership") acquired 20 self-storage facilities (the "Properties") from Cornerstone Development Corporation, a Dallas based real estate company, and related entities for an aggregate purchase price of $87,000,000. The Operating Partnership incurred fees and expenses of approximately $3,000,000 in connection with the acquisition of the Properties. The Properties are located in Texas (9), Missouri (7), Florida (3), and Louisiana (1) and comprise 1.3 million square feet of storage space.

Basis of presentation: The accompanying Historical Summaries of Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Properties.

Interim financial information: The Historical Summary for the three months ended March 31, 2006 is unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Historical Summary for the interim period, on the basis described above, have been included. The results of such interim period are not necessarily indicative of the results for an entire year.

2.	Summary of Significant Accounting Policies

Revenue and Expense Recognition: Rental income is recorded when earned. Advertising costs are expensed as incurred and for the year ended December 31, 2005 were $0.1 million.

Other Income: Consists primarily of sales of storage-related merchandise (locks and packing supplies) and insurance commissions.

Direct Operating Expenses: Direct operating expenses exclude certain costs that may not be comparable to the future operations of the Properties. Excluded items consist of interest expense, depreciation and amortization, certain administrative costs, management fees, and other expenses not related to the future operations of the Properties.

Capital Improvements and Repairs and Maintenance: Expenditures for significant renovations or improvements that extend the useful life of assets are capitalized. Repair and maintenance costs are expensed as incurred.

Use of Estimates: The preparation of Historical Summaries in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Historical Summaries and accompanying notes. Actual results could differ from those estimates.

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CORNERSTONE ACQUISITION FACILITIES
NOTES TO HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
OPERATING EXPENSES (continued)

Income Taxes: The Company qualifies as a REIT under the Internal Revenue Code of 1986, as amended, and will generally not be subject to corporate income taxes to the extent it distributes at least 90% of its taxable income to its shareholders and complies with certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying Historical Summaries.

3.	Commitments and Contingencies

The Operating Partnership's current practice is to conduct environmental investigations in connection with property acquisitions. At this time, the Operating Partnership is not aware of any environmental contamination of any of the Properties that individually or in the aggregate would be material to the Operating Partnership's overall business, financial condition, or results of operations.

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of Sovran Acquisition Limited Partnership (the "Operating Partnership") and the historical financial statements of the properties acquired in 2005 and 2006, adjusted to give effect to (i) the 20 self-storage facilities purchased from Cornerstone Development Corporation on June 22, 2006 (ii) the other 14 self-storage facilities purchased in 2006 (8 of which were acquired subsequent to March 31, 2006) (iii) the Operating Partnership's additional investment in Locke Sovran I, LLC and Locke Sovran II, LLC on April 1, 2006, (iv) the 14 self-storage facilities purchased in 2005, and (v) the related indebtedness incurred and assumed on these transactions. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2006 and year ended December 31, 2005 give effect to these transactions as if they had occurred on January 1, 2005. The unaudited pro forma consolidated balance sheet as of March 31, 2006 gives effect to these transactions as if they had occurred on March 31, 2006.

The information included in the "Historical Sovran Acquisition Limited Partnership" column of the unaudited pro forma consolidated balance sheet as of March 31, 2006 and unaudited pro forma consolidated statement of operations for the three months ended March 31, 2006 sets forth our historical consolidated balance sheet as of March 31, 2006 and historical consolidated statement of operations, respectively, which are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC for the period ended March 31, 2006. The information included in the "Historical Sovran Acquisition Limited Partnership" column of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 is derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2005.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual results of operations of the Operating Partnership would have been assuming such transactions had been completed as set forth above nor does it purport to represent the results of operations of the Operating Partnership for future periods.

You should read the unaudited pro forma consolidated financial statements set forth below in conjunction with the audited and unaudited consolidated financial statements and related notes of our Operating Partnership included in the SEC filings discussed above.

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UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2006
		Pro Forma Adjustments
(dollars in thousands, except unit data)	Historical Sovran Acquisition Limited Partnership	28 Acquisitions Subsequent to March 31, 2006 Note 2	Locke Sovran I, LLC Note 3	Other Pro Forma Adjustments Note 4		Pro Forma
Assets
Investment in storage facilities:
Land	$ 167,934	$ 22,331	$ 8,116	$ 1,729	[a]	$ 200,110
Building and equipment	754,132	89,595	34,542	2,259	[a]	880,528
	922,066	111,926	42,658	3,988		1,080,638
Less: accumulated depreciation	(136,153)	-	(4,658)	4,658	[a]	(136,153)
Investment in storage facilities, net	785,913	111,926	38,000	8,646		944,485
Cash and cash equivalents	6,326	927	476	-		7,729
Accounts receivable	1,402	36	52	-		1,490
Receivable from related parties	75	-	-	-		75
Receivable from joint ventures	2,763	-	(2,763)	-		-
Investment in joint ventures	777	-	-	(777)	[a]	-
Prepaid expenses	3,416	54	142	-		3,612
Fair value of interest rate swap agreements	3,500	-	-	-		3,500
Other assets	6,279	-	570	-		6,849
Total Assets	$ 810,451 ======	$ 112,943 ======	$ 36,477 ======	$ 7,869 ======		$ 967,740 ======
Liabilities
Line of credit	$ 90,000	$ -	$ -	$ (50,000)	[b]	$ 40,000
Term notes	225,000	-	-	125,000	[b]	350,000
Accounts payable and accrued liabilities	9,495	794	357	2,190	[a]	12,836
Deferred revenue	4,583	792	222	-		5,597
Accrued distributions	11,164	-	-	-		11,164
Mortgages payable	48,891	34,139	29,379	651	[a]	113,060
Total Liabilities	389,133	35,725	29,958	77,841		532,657
Minority interest - consolidated joint ventures	13,921	-	-	2,862	[a]	16,783

Limited partners' capital interest	26,375	-	-	-		26,375

Partners' capital	381,022	-	6,519	4,384	[b]	391,925
Total Liabilities and Partners' Capital	$ 810,451 =======	$ 35,725 =======	$ 36,477 =======	$ 85,087 =======		$ 967,740 =======

See notes to unaudited pro forma consolidated financial statements

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UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006
		Pro Forma Adjustments
(dollars in thousands, except per unit data)	Historical Sovran Acquisition Limited Partnership	34 Acquisitions Subsequent to December 31, 2005 Note 5	Locke Sovran I, LLC Note 3	Other Pro Forma Adjustments Note 6		Pro Forma
Revenues:
Rental income	$ 35,483	$ 3,501	$ 1,643	$ -		$ 40,627
Other operating income	1,174	53	56	(85)	[1]	1,198
Total operating revenues	36,657	3,554	1,699	(85)		41,825

Expenses:
Property operations and maintenance	9,648	1,008	399	-		11,055
Real estate taxes	3,501	473	170	-		4,144
General and administrative	3,438	-	40	71	[2]	3,549
Depreciation and amortization	5,622	-	238	658	[3]	6,518
Total operating expenses	22,209	1,481	847	729		25,266

Income from operations	14,448	2,073	852	(814)		16,559
Other income (expense):
Interest expense	(5,700)	-	(599)	(2,027)	[4]	(8,326)
Interest income	150	-	-	(49)	[5]	101
Minority interest - consolidated joint ventures	(143)	-	-	(319)	[6]	(462)
Equity in income of joint ventures	75	-	-	(53)	[7]	22
Net Income	8,830	2,073	253	(3,262)		7,894
Preferred unit distributions	(628)	-	-	-		(628)
Net income available to common unitholders	$ 8,202 =======	$ 2,073 ======	$ 253 ======	$ (3,262) =======		$ 7,266 =======

Earnings per common unit - basic	$ 0.46 =======					$ 0.40 ========
Earnings per common unit - diluted	$ 0.45 =======					$ 0.40 ========
Common unit used in basic earnings per unit calculation	18,021,596			35,725	[8]	18,057,321
Common unit used in diluted earnings per unit calculation	18,090,920			30,824	8	18,121,744

Distributions declared per common unit	$ 0.6150 ========					$ 0.6150 ========

See notes to unaudited pro forma consolidated financial statements

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UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
		Pro Forma Adjustments
(dollars in thousands, except per unit data)	Historical Sovran Acquisition Limited Partnership	48 Acquisitions Subsequent to December 31, 2004 Note 7	Locke Sovran I, LLC Note 3	Other Pro Forma Adjustments Note 6		Pro Forma
Revenues:
Rental income	$ 133,856	$ 17,808	$ 6,413	$ -		$ 158,077
Other operating income	4,449	271	235	(332)	[1]	4,623
Total operating revenues	138,305	18,079	6,648	(332)		162,700

Expenses:
Property operations and maintenance	35,954	5,494	1,545	-		42,993
Real estate taxes	12,407	2,345	646	-		15,398
General and administrative	12,863	-	179	362	[2]	13,404
Depreciation and amortization	21,222	-	941	3,582	[3]	25,745
Total operating expenses	82,446	7,839	3,311	3,944		97,540

Income from operations	55,859	10,240	3,337	(4,276)		65,160

Other income (expense):
Interest expense	(20,229)	-	(2,442)	(10,420)	[4]	(33,091)
Interest income	487	-	-	(184)	[5]	303
Minority interest - consolidated joint ventures	(490)	-	-	(1,358)	[6]	(1,848)
Equity in income of joint ventures	202	-	-	(171)	[7]	31
Net Income	35,829	10,240	895	(16,409)		30,555
Preferred unit distributions	(4,123)	-	-	-		(4,123)
Net income available to common unitholders	$ 31,706 ======	$ 10,240 =======	$ 895 ======	$ (16,409) ========		$ 26,432 ======

Earnings per common unit - basic	$ 1.87					$ 1.52

Earnings per common unit - diluted	$ 1.85					$ 1.50
Common units used in basic earnings per unit calculation	16,997,143			440,013	[8]	17,437,156
Common units used in diluted earnings per unit calculation	17,124,006			440,013	[8]	17,564,019

Distributions declared per common unit	$ 2.44					$ 2.44

See notes to unaudited pro forma consolidated financial statements

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
1.	Properties Acquired in 2005 and 2006

The financial information for the following properties is included in the Unaudited Pro Forma Consolidated Financial Information in addition to the properties included in the historical financial statements of the Operating Partnership. Pro Forma adjustments for these 2005 and 2006 acquisitions only include amounts not already included in the Operating Partnership's historical financial information for the periods presented.
		Square		Date			Square		Date
City	State	Feet	Units	Acquired	City	State	Feet	Units	Acquired
East Falmouth	MA	79,675	755	2/23/2005	Texas City	TX	56,450	500	1/10/2006
Bay Shore	NY	36,403	417	3/15/2005	San Marcos	TX	40,125	418	1/10/2006
Cicero	NY	45,630	475	3/16/2005	Baytown	TX	50,443	491	1/10/2006
Springfield	MA	46,338	668	4/12/2005	Cypress	TX	59,300	430	1/13/2006
Stamford	CT	33,267	452	4/14/2005	Webster	NY	75,712	703	2/1/2006
Montgomery	AL	127,899	1,051	6/1/2005	Houston	TX	71,105	439	3/9/2006
Houston	TX	126,185	967	6/6/2005	Lafayette	LA	33,050	368	4/13/2006
Oxford	MA	64,150	447	6/23/2005	Lafayette	LA	37,125	408	4/13/2006
Austin	TX	131,341	443	7/12/2005	Lafayette	LA	49,325	507	4/13/2006
San Antonio	TX	72,450	570	7/12/2005	Lafayette	LA	30,050	336	4/13/2006
Austin	TX	71,443	637	7/12/2005	Manchester	NH	56,150	419	4/26/2006
Houston	TX	54,488	337	7/12/2005	Largo	FL	45,850	552	6/22/2006
Atlanta	GA	57,950	603	9/15/2005	Pinellas Park	FL	64,850	623	6/22/2006
Baton Rouge	LA	65,988	637	11/15/2005	Tarpon Springs	FL	58,425	517	6/22/2006
2005 Totals		1,013,207	8,459		New Orleans	LA	70,500	588	6/22/2006
					St. Louis	MO	72,252	676	6/22/2006
					St. Louis	MO	47,175	414	6/22/2006
					St. Louis	MO	47,050	372	6/22/2006
					St. Louis	MO	108,431	753	6/22/2006
					St. Louis	MO	54,600	515	6/22/2006
					St. Louis	MO	56,525	506	6/22/2006
					St. Louis	MO	49,875	443	6/22/2006
					Arlington	TX	145,965	770	6/22/2006
					Dallas	TX	89,222	171	6/22/2006
					Dallas	TX	82,346	129	6/22/2006
					Dallas	TX	57,115	540	6/22/2006
					Ft. Worth	TX	52,300	477	6/22/2006
					Ft. Worth	TX	47,900	448	6/22/2006
					San Antonio	TX	59,700	520	6/22/2006
					San Antonio	TX	65,405	587	6/22/2006
					San Antonio	TX	51,250	479	6/22/2006
					Nashua	NH	57,300	619	6/29/2006
					Lafayette	LA	68,540	500	8/1/2006
					Chattanooga	TN	69,175	598	8/7/2006
					2006 Totals		2,080,586	16,816

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)
1.	Properties Acquired in 2005 and 2006 (continued)

All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations, the issuance of common stock through the Company's Dividend Reinvestment and Stock Purchase Plan, borrowings under the Operating Partnership's line of credit and term notes, and the assumption of certain mortgages payable. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Operating Partnership, and the Operating Partnership intends to continue the use of all facilities for that purpose. The Operating Partnership's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses. The total purchase price of facilities acquired in 2005 and 2006 was $65 million and $135 million, respectively.

2.	Balance Sheet - 28 Acquisitions Subsequent to March 31, 2006

These adjustments reflect the allocation of purchase price to the fair values of the net assets acquired for the 28 acquisitions (including the 20 Cornerstone Properties) which occurred subsequent to March 31, 2006. The facilities were purchased from unaffiliated parties for an aggregate purchase price of approximately $112 million.

3.	Locke Sovran I, LLC

On April 1, 2006, the Operating Partnership made additional investments totaling $8.5 million in Locke Sovran I, LLC and Locke Sovran II, LLC that increased the Operating Partnership's ownership to over 70% in each of these joint ventures. This adjustment reflects the accounts of Locke Sovran I, LLC as of March 31, 2006 in the pro forma financial statements as if the transaction had occurred on that date. The accounts of Locke Sovran II, LLC are already included in the Operating Partnership's historical consolidated financial statements as it has been a majority controlled joint venture since 2001.

4.	Other Pro Forma Adjustments - Consolidated Balance Sheet
	a.	Adjustments relate to the purchase accounting entries from the additional investments in Locke Sovran I, LLC and Locke Sovran II, LLC as discussed in Note 3.

b.

Adjustments relate to the financing of the 28 acquisitions which occurred subsequent to March 31, 2006 and the additional investment in Locke Sovran I, LLC and Locke Sovran II, LLC on April 1, 2006. On April 20, 2006, the Operating Partnership entered into a $150 million unsecured term note maturing in April 2016 bearing interest at 6.38%. The proceeds from this term note were used to pay down the $94 million outstanding balance on the Operating Partnership's line of credit, to repay a $25 million term note entered into in January 2006 and a $15 million term note entered into in April 2006 (used to fund acquisitions), and to make the additional investments in Locke Sovran I, LLC and Locke Sovran II, LLC. The Operating Partnership then borrowed $40 million on the line of credit and used $10.9 million in proceeds from the Company's Dividend Reinvestment and Stock Purchase Plan to fund the remainder of the 28 acquisitions which occurred subsequent to March 31, 2006.

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

5.	Statement of Operations - 34 Acquisitions Subsequent to December 31, 2005

These acquisitions were completed from January 1, 2006 through August 7, 2006. Therefore, these adjustments reflect the operating results of the 34 acquisitions (including 20 Cornerstone Properties), excluding the results of operations for these facilities that are already included in the Operating Partnership's historical results of operations for the three months ended March 31, 2006.

6.	Other Pro Forma Adjustments - Consolidated Statements of Operations
	1.	Elimination of management fee formerly charged to Locke Sovran I, LLC that is eliminated on consolidation.
	2.	Adjustments reflect the additional general and administrative expenses required to operate the facilities acquired in 2005 and 2006.
3.

Adjustments reflect the additional depreciation expense resulting from the properties acquired in 2005 and 2006 and the acquisition of additional interests in Locke Sovran I, LLC and Locke Sovran II, LLC.

4.

Adjustments reflect the additional interest expense as a result of additional borrowings to fund the 2005 and 2006 acquisitions and the interest expense related to the mortgages assumed on certain acquisitions. $40 million of the additional borrowings used to finance the acquisitions were at variable interest rates and a 1/8% change in interest rates would have less than a $0.1 million effect on pro forma net income for the three months ended March 31, 2006 and year ended December 31, 2005.

	5.	Elimination of intercompany interest charged to Locke Sovran I, LLC.
	6.	Minority interest - consolidated joint ventures adjusted based on additional investment in Locke Sovran I, LLC and Locke Sovran II, LLC, as well as the consolidation of Locke Sovran I, LLC.
	7.	Equity in income of joint ventures adjusted to remove the portion related to Locke Sovran I, LLC as this entity is included in the consolidated pro forma statement of operations.
8.

Adjustments reflect the issuance of units through the Company's Dividend Reinvestment and Stock Purchase Plan from which the proceeds were used to finance a portion of the purchase price for the 2005 and 2006 acquisitions.

7.	Statement of Operations - 48 Acquisitions Subsequent to December 31, 2004

These acquisitions were completed from January 1, 2005 through August 7, 2006. Therefore, these adjustments reflect the operating results of the 48 acquisitions (including 20 Cornerstone Properties), excluding the results of operations for these facilities that are already included in the Operating Partnership's historical results of operations for the year ended December 31, 2005.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN ACQUISITION LIMITED PARTNERSHIP

By:	Sovran Holdings, Inc.

Its:	General Partner

By:	/s/ DAVID L. ROGERS David L. Rogers Chief Financial Officer

Date: September 6, 2006

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EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Independent Registered Public Accounting Firm.